EXHIBIT 10.4

                               OPTION AGREEMENT


     THIS OPTION AGREEMENT ("Agreement") is made and entered into this 2nd day
                             ---------
of September, 2004, by and between Dunhill Developers, LLC ("Owner"), a Georgia
                                                             -----
limited liability company, and Hometown Community Bancshares, Inc. ("HCBI"), a
                                                                     ----
Georgia corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     IN CONSIDERATION of $10.00 in hand paid, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Owner does hereby grant unto HCBI an exclusive option (hereinafter called "Option") to
                                                                ------
purchase all of Owner's right, title and interest in and to all of that tract or parcel of land (hereinafter called "Property") described on Exhibit "A" hereto
                                    --------                -----------
attached. Owner is granting this Option to HCBI upon the following terms and conditions:

     1.   Term.  The term of this Option (the "Term") shall be for a period
          ----                                 ----
commencing on the date hereof and continuing through and including January 31, 2005; provided, that if this Option is not exercised as hereinafter provided, prior to 12:00 midnight (Eastern Time), January 31, 2005, the Option shall terminate.

     2.   Exercise of Option.  The exercise of the Option shall be accomplished
          ------------------
by HCBI giving written notice of its election to exercise the Option (the "Exercise Notice") to Owner prior to expiration of the Term. Upon the Exercise
 ---------------
Notice being given, this Agreement shall become a contract of purchase and sale of the Property. The Exercise Notice shall set forth the date and time of the Closing.

     3.   Survey.  Owner shall have an accurate survey (the "Survey") of the
          ------                                             ------
Property made, at the expense of Owner, by a registered land surveyor of the State of Georgia and have the acreage of the Property computed on the basis of the Survey by acceptable standards of the Georgia Association of Registered Land Surveyors to one-hundredths of an acre. Owner, upon receipt of the survey, shall deliver two copies thereof to HCBI. The legal description of the Property contained in the limited warranty deed to be delivered to HCBI in accordance with the terms hereof shall be the same as shown on the Survey.

     4.   Purchase Price.  The Purchase Price for the Property shall be Two
          --------------
Hundred Fifty Thousand and No/100 Dollars ($250,000) per acre. Owner and HCBI acknowledge that HCBI may not be able to exercise the Option and acquire the Property unless the Property is appraised by two independent appraisers, one of which is MAI qualified, at a value of at least $250,000 per acre. The Purchase Price, as adjusted by the Closing prorations described herein, shall be payable at the closing of the transaction contemplated by this Agreement (the act of closing being hereinafter referred to as "Closing" and the date on which closing occurs being hereinafter referred to as the "Closing Date") by cashier's check
                                             ------------
or wire transfer, pursuant to instructions provided to HCBI prior to Closing.

     5.   Closing.  In the event the Option is timely exercised, the Closing
          -------
shall be held at the offices of Morris, Manning & Martin, 3343 Peachtree Road, N.E., 16th Floor, Atlanta, Georgia 30326. If the Exercise Notice does not set forth a date and time for Closing, then the Closing shall be held on January 31, 2005 at 10:00 a.m. (Eastern Time). Possession of the Property shall be granted and delivered by Owner to HCBI at the time of Closing.

     At the Closing, Owner shall convey to HCBI good, marketable and insurable fee simple title to the Property subject only to the lien of real property ad valorem taxes for the current year, not yet due and payable, those matters listed on Exhibit "B" attached hereto, and any matters that would be shown on a
          -----------
current and accurate survey of the Property (collectively, the "Permitted Title
                                                                ---------------
Exceptions").  Such conveyance shall be made by execution and delivery to HCBI
----------
by Owner of a limited warranty deed together with all other documents required herein, including such documentation, if any, as reasonable necessary to evidence the authority and power of Owner to consummate the transaction. Owner shall take all actions expressly required by this Agreement to be performed by Owner at the Closing including but not limited to satisfying and/or discharging out of Owner's closing proceeds or otherwise at Owner's cost or expense at Closing all mortgages, deeds to secure debt and other encumbrances necessary to deliver title to the Property as required hereby. At Closing, in addition to the foregoing requirements, Owner shall deliver to HCBI (i) an owner's affidavit in customary form as required by HCBI's title insurance company in order to remove standard exceptions to HCBI's title insurance policy, (ii) a customary non-foreign affidavit, and (iii) an affidavit sufficient to satisfy the requirements of O.C.G.A. Section 48-7-128.

     In addition to the above documents, at Closing, Owner shall execute and deliver to HCBI (and to the extent HCBI's signature is required, HCBI shall execute and deliver) the following documents; each of which shall be in a form acceptable to Owner and HCBI:

        (a) A non-exclusive assignment to HCBI (with Owner continuing as an additional beneficiary) of the benefits of all assignable certificates, permits, licenses, authorizations and approvals, if any, to the extent they relate to the Property;

        (b) To the extent that as of the Closing Date the roads servicing the Property are not dedicated to the public, an access easement agreement;

        (c) To the extent that easements in favor of the applicable utility providers for the utilities serving the Property are not recorded in the public records as of the Closing Date, an utility easement agreement; and

        (d) An agreement setting forth Owner's and HCBI's obligations subsequent to the Closing, which shall include without limitation the following:

             (i) Construction by Owner of a deceleration lane along Georgia Highway 53 to allow access into the Property in accordance with all standards and requirements of the Georgia Department of Transportation, Jackson County, and the City of Braselton (as applicable) and any other applicable standards and requirements within 90 days after the Closing Date;

             (ii) Construction of access roads from Georgia Highway 53 to the bank site on the Property, from Lagree Duck Road to the bank site on the Property, and from New Cut Road to the bank site on the Property, all in accordance with the site plan for the Property prepared by Owner's engineer and provided to HCBI, all standards and requirements of the Georgia Department of Transportation, Jackson County, and the City of Braselton (as applicable) and any other applicable standards and requirements, and the related granting, obtaining and conveyance of easements with respect to the same (including the right to make curb cuts where desired by HCBI) within 30 days after the Closing Date;

             (iii) Granting of an easement for a sign for the business to be operated on the Property at the corner of New Cut Road and the access road described in (ii) above which intersects New Cut Road; and

             (iv) Grading, clearing and initial erosion control on the Property within 30 days after the Closing Date.

     In the event Owner and HCBI cannot reach agreement on the terms and conditions of one or more of the above documents (after exercising good faith efforts) on or prior to Closing, then (i) if the document(s) upon which agreement is not reached is solely for the benefit of HCBI, HCBI may waive its right to be delivered such document and Owner and HCBI shall proceed to Closing hereunder, (ii) if the document(s) upon which agreement is not reached is solely for the benefit of Owner, Owner may waive its right to be delivered such document and HCBI and Owner shall proceed to Closing hereunder, or (iii) in the case of the document described in Item (d) above, the parties shall be bound by the terms of Item (d) as set forth herein without regard the execution of a separate document reciting, restating or revising such terms.

     6.   Prorations.  Ad valorem taxes on the Property for the calendar year
          ----------
in which Closing occurs shall be prorated at the time of Closing. If the then-current tax bills are not available, taxes shall be prorated on the basis of the taxes on the Property for the immediately preceding year subject to adjustment when the current year tax bill is available. If the Property is a part of a larger tract, the tax proration should be based upon the total tax bill for such larger tract divided by the total number of acres included in such tax bill multiplied by the number of acres contained within the Property. Any and all assessments, if any, against the Property which are due and payable prior to Closing shall be paid in full by Owner prior to or at Closing.

     7.   Costs.  HCBI shall pay all recording fees, the cost of HCBI's title
          -----
insurance policy, and HCBI's attorneys' fees. Owner shall pay the Georgia transfer tax due in connection with recording the limited warranty deed, the cost of satisfying of record any security instruments released at Closing, the cost of the Survey, and Owner's attorneys' fees.

     8.   Inspection; Indemnity.  At all times during the term of this
          ---------------------
Agreement, HCBI or its agents shall have the right to (i) inspect the Property and all matters relating thereto; and (ii) examine the documents, plans and information required to be delivered by Owner to HCBI pursuant to this Agreement. HCBI shall provide Owner with at least 24 hours prior notice (oral notice shall be acceptable) of any approved inspection, test, investigation or analysis that Owner or its contractors intend to make on the Property, and Owner shall have the right to have its representatives present to observe and/or supervise any permitted inspection, test, investigation or analysis. HCBI shall pay all costs incurred in making surveys, tests, analyses and investigations of the Property.

     HCBI hereby indemnifies, defends and agrees to hold harmless Owner from any and all liens, claims, causes of action, losses, damages, expenses, costs and other liabilities arising out of HCBI's exercise of its right and privilege to enter upon the Property. This indemnification shall survive the termination or Closing of this Agreement.

     9.   Damage or Condemnation.  Risk of loss resulting from any condemnation,
          ----------------------
eminent domain or expropriation proceeding which is commenced prior to Closing, and risk of loss to the Property due to any other cause, remains with Owner until Closing. If, prior to the Closing, all or part of the Property shall be destroyed, damaged or subjected to a bona fide threat of condemnation, expropriation or other proceeding, Owner shall so notify HCBI, and HCBI may elect to (i) cancel this Agreement, in which event all parties shall be relieved and released of and from any further duties, obligations, rights or liabilities hereunder except for those which expressly survive the termination of this Agreement, or (ii) HCBI may declare this Agreement to remain in full force and effect and the purchase contemplated herein, subject to such damage or less any interest taken by eminent domain, expropriation or condemnation, shall be effected, and at Closing, Owner shall assign, transfer and set over to HCBI all of the right, title and interest of Owner in and to any awards and insurance proceeds or claims that have been or that may thereafter be made for such taking or damage. Owner shall notify HCBI of any and all plans, studies or notifications of contemplated eminent domain, expropriation or condemnation within five business days of receipt of such information by owner.

    10.  Broker.  HCBI and Owner hereby represent that no broker has been
         ------
contacted in connection with or otherwise involved in the transaction contemplated by this Agreement, and HCBI and Owner hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation, except as set forth herein, arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Agreement or the purchase and sale of the Property. The foregoing indemnity shall survive the rescission, cancellation, termination, or consummation of this Agreement. Owner and HCBI shall execute at closing such affidavits and lien waivers as are appropriate to comply with O.C.G.A. Section 44-14-600 et seq.
                                                                     -- ---

    11.  Representations and Warranties.  As a material inducement to HCBI to
         ------------------------------
enter into this Agreement and as a condition to HCBI's obligations hereunder, Owner hereby makes the following representations and warranties which are true and correct as of the date hereof and which shall be true and correct on the date of Closing:

        (a) There is no action, suit or proceeding pending which would materially affect or delay HCBI's right to construct a retail banking facility on the Property.

        (b) Owner has received no notice of a condemnation proceeding with regard to all or any part of the Property and to Owner's knowledge, there is no such proceeding threatened or contemplated by any governmental entity.

        (c) Owner is a "United States person" as defined in the Internal Revenue Code Section 1445(f)(3) and Section 7701(g) and is a Georgia resident, as defined in O.C.G.A. Section 48-7-128 et. seq.

        (d) There are no leases, subleases, other rental or occupancy agreements or recorded or unrecorded options or similar agreements with respect to the Property.

    12.  Notice.  All notices shall be in writing and shall be deemed to have
         ------
been properly given on the earlier of (i) when delivered in person, (ii) when deposited in the United States Mail, with adequate postage, and sent by registered or certified mail with return receipt requested, to the appropriate party at the address set out below, (iii) when deposited with Federal Express, Express Mail or other overnight delivery service for next day delivery, addressed to the appropriate party at the address set out below, or (iv) when transmitted by facsimile to the facsimile number for each party set forth below (but only if duplicate notice is also given via one of the methods described in clauses (i), (ii) or (iii)) .

                  Owner:      Dunhill Developers, LLC
                  -----       415 Lee Street

                              Jefferson, Georgia 30549
                              Attention:  Amyn Meghani, President
                              Facsimile No. (706) 367-0358

                  HCBI:       Hometown Community Bancshares, Inc.
                  ----        PO Box 218
                              Braselton, Georgia 30517
                              Attention:  Robert M. Martin, Secretary to the
                              Board of Directors
                              Facsimile No.  (706) 654-3153

     Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notices to it shall be sent by giving to the other party or parties at least 10 days prior notice of the changed address or changed facsimile number.

    13.  Miscellaneous.
         -------------

        (a)  Governing Law.  This Agreement shall be governed by and construed
          -------------
and enforced in accordance with the substantive and not the conflicts laws of the State of Georgia.

        (b)  Counterparts.  This Agreement may be executed by the parties hereto
             ------------
in two or more counterparts and each executed counterpart shall be considered an original.

        (c)  Drafting.  This Agreement has been negotiated between the parties
             --------
and, for construction purposes, shall not be deemed the drafting of any one party.

        (d)  Entire Agreements; Amendments.  This Agreement embodies the entire
             -----------------------------
agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against which enforcement of such amendment, waiver, or discharge is sought. This Agreement supersedes all prior agreements and memoranda between HCBI and Owner which relate to the Property. The invalidity of any one of the covenants, agreements, conditions or provisions of this Agreement or any portion thereof shall not affect the remaining portions thereof or any part hereof and this Agreement shall be amended to substitute a valid provision which reflects the intent of the parties as was set forth in the invalid provision.

        (e)  Day for Performance.  Wherever herein there is a day or time period
             -------------------
established for performance and such day or the expiration of such time period is a Saturday, Sunday or holiday, then such time for performance shall be automatically extended to the next following business day.

        (f)  Attorneys' Fees.  Should any suit be brought to enforce the terms
             ---------------
of this Agreement or any obligation herein, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses therein incurred.

        (g)  TIME IS OF THE ESSENCE OF THIS AGREEMENT.

        (h)  Date of this Agreement.  The "date of this Agreement" or "date
             ----------------------
hereof" wherever used herein shall mean the date the last person of all persons required to sign this Agreement, shall actually sign this Agreement, as evidenced by the date beside said party's name.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized representatives as of the date first above written.

                                     OWNER:
                                     -----

                                     Dunhill Developers, LLC, a Georgia limited liability company

                                      By: /s/Amyn Meghani
                                          --------------------------------------
                                          Amyn Meghani, President
Date:  September 2nd, 2004


                                      HCBI:
                                      ----

                                      HOMETOWN COMMUNITY BANCSHARES,INC., a
                                      Georgia corporation,

                                      By: /s/C. Sean Childers
                                          --------------------------------------
                                          C. Sean Childers, President and Chief
                                          Executive Officer
Date:  September 2, 2004

                                     Exhibit A
                                     ---------

                               Property Description

[Insert]

                                     Exhibit B
                                     ---------

                             Permitted Title Exceptions

[Insert]